UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Atea Pharmaceuticals, Inc.

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ATEA PHARMACEUTICALS, INC.

125 SUMMER STREET, 16TH FLOOR

BOSTON, MASSACHUSETTS 02110

Dear Atea Pharmaceuticals, Inc. Stockholder,

The definitive proxy statement for the 2021 Annual Meeting of Stockholders (the “Proxy Statement”) of Atea Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to be held on June 18, 2021 (the “Meeting”), was filed with the Securities and Exchange Commission on April 29, 2021. Since then, there have been developments regarding the Board of Directors of the Company (the “Board”). We are reaching out to you to describe these recent events and to supplement portions of the Proxy Statement as set forth in this Supplement to the Proxy Statement.

Recent Developments

On May 18, 2021 (the “Effective Date”), the Board elected Jerome M. Adams, M.D., M.P.H., as a Class III director of the Company and appointed Dr. Adams to the Board’s Nominating and Corporate Governance Committee and recently created Strategy and Public Policy Committee, in each case effective immediately. The Board determined that Dr. Adams qualifies as “independent” in accordance with the listing requirements of The Nasdaq Stock Market.

Dr. Adams served as the 20th Surgeon General of the United States from September 2017 to January 2021, where he focused on the opioid epidemic and was a member of the COVID-19 Task Force. Prior to such role, Dr. Adams served as the State Health Commissioner for the State of Indiana from November 2014 to September 2017, where he presided over Indiana’s efforts to deal with state-wide, unprecedented HIV outbreak. Before beginning his public service in 2014, Dr. Adams was a practicing anesthesiologist and Associate Professor in the Department of Anesthesiology at Indiana University, a position he retained until September 2017. Earlier in his career, Dr. Adams was a Clinical Research Assistant at Eli Lilly and Company. He has served in leadership positions at a number of professional organizations, including the American Medical Association, the Indiana State Medical Association, and the Indiana Society of Anesthesiologists. Dr. Adams received his B.S. and B.A. from the University of Maryland, Baltimore County, his M.D. from the Indiana University School of Medicine and his M.P.H. from the University of California, Berkeley. The Board believes that Dr. Adams’ extensive public sector experience, including his work on the COVID-19 Task Force, will be a critical asset to the Board as it looks to further its development and potential commercialization efforts for its product candidates.

Dr. Adams does not beneficially own any common stock of the Company.

Polly A. Murphy, D.V.M., Ph.D., M.B.A., has also been appointed to the Strategy and Public Policy Committee.

The above recent developments will have no impact on the items to be voted on at the Meeting or on any proxy previously submitted.

Sincerely,

Andrea Corcoran

Chief Financial Officer, Executive Vice President, Legal and Secretary